SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549
                        -----------------------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                   Date of Report (Date of Event Reported):
                      January 18, 2000 (January 14, 2000)
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                                TELIGENT, INC.
            (Exact Name of Registrant as Specified in its Charter)


                                   Delaware

        (State or other jurisdiction of incorporation or organization)


      000-23387                                 54-18665620
------------------------             -------------------------------------
(Commission File Number)               (IRS Employer Identification No.)


                              8065 Leesburg Pike
                                   Suite 400
                            Vienna, Virginia 22182
                   (Address of principal executive offices)
                                  (Zip Code)


       Registrant's telephone number, including area code (703) 762-5100


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Item 1.  Changes in Control of Registrant.

          On June 1, 1999, Liberty Media Corporation, a Delaware corporation ("Liberty Media") and The Associated Group, Inc., a Delaware corporation ("Associated"), announced that they had entered into a definitive merger agreement, dated as of May 28, 1999 and amended and restated as of October 28, 1999, pursuant to which the Liberty Media Group acquired Associated. The merger occurred on January 14, 2000. Prior to the merger, Associated held all the outstanding Series B-1 common stock of the Registrant, which in accordance with its terms, was entitled to elect a majority of the directors of the Registrant. As a result of the merger, the Series B-1 common stock held by Associated was converted into a like number of shares of Class A common stock.

          Alex J. Mandl, Liberty Media, Telcom-DTS Investors, L.L.C. ("Telcom"), and Microwave Services, Inc. ("MSI"), entered into a Stockholders Agreement dated as of January 13, 2000. The Stockholders Agreement provides that the parties will vote their shares so that the Board of Directors of the Registrant shall consist of eight directors, of which three directors will be nominees of Liberty Media and two directors will be nominees of Telcom. The other three directors will be Alex J. Mandl for so long as Alex J. Mandl is Chief Executive Officer, one director nominated by Nippon Telegraph and Telephone Corporation ("NTT"), the holder of the Registrant's Series B-3 common stock, for so long as the holders of Series B-3 common stock are entitled to designate a director, and one director nominated by Hicks, Muse, Tate & Furst, its affiliates and their officers, directors, partners and employees and their families for so long as such group holds a specified amount of shares of Series A preferred stock or shares of common stock issued upon conversion thereof. In the event that Alex J. Mandl is no longer a director, NTT is no longer entitled to designate a director or the HMTF Holders are no longer entitled to designate a director, the replacement for such director will be an Additional Designee (as defined in the Stockholders Agreement) not affiliated with any of the parties to the Stockholders Agreement or their respective affiliates who is mutually acceptable to each of the directors designated by MSI and Telcom and one other director. The Stockholders Agreement terminates on the earlier of the following: (i) the consummation of a merger transaction in which all of the outstanding shares of Class A common stock of the Registrant are acquired by any party, (ii) September 30, 2001 and (iii) September 30, 2000 (in the case of a written agreement between MSI and Telcom prior to such date, providing that the Stockholders Agreement shall be terminated as of September 30, 2000).

          The following persons are currently directors of the Registrant:
Robert R. Bennett, David J. Berkman, Thomas O. Hicks, Gary S. Howard, Alex J. Mandl, Tetsuro Mikami, Dr. Rajendra Singh, and Neera Singh.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Exhibits

               10.1 Stockholders Agreement, dated as of January 13, 2000.

               10.2 Stock Purchase Agreement, dated as of November 4, 1999, between the Issuer and the Purchasers (as defined in the Stock Purchase Agreement) named on Schedule I thereto, relating to the purchase and sale of 7-3/4% Series A Convertible Preferred Stock of Teligent, Inc.

               10.3 Registration Rights Agreement, dated as of November 4, 1999, between the Issuer and each of the Initial Holders (as defined in the Registration Rights Agreement).

               10.4 Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 7-3/4% Cumulative Convertible Preferred Stock and
               Qualifications, Limitations and Restrictions Thereof.


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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TELIGENT, INC.


Dated:  January 18, 2000               By: /s/ Abraham L. Morris
                                           ----------------------------
                                           Name:  Abraham L. Morris
                                           Title: Senior Vice President,
                                                  Chief Financial Officer, and
                                                     Treasurer